UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

PRIVATEBANCORP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34066	36-3681151
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 S. LaSalle St. Suite 400 Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 564-2000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
As previously announced, on November 2, 2009, PrivateBancorp, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain existing shareholders of the Company affiliated with GTCR Golder Rauner, L.L.C. (collectively, “GTCR”) pursuant to which the Company issued and sold to GTCR approximately $12.8 million of the Company’s non-voting common stock (the “Non-Voting Common Stock”) at a price per share of $8.075. The purchase by GTCR of shares of the Non-Voting Common Stock was made in connection with an exercise by GTCR of its existing preemptive rights and was in addition to the purchase by GTCR of approximately $35.3 million of the Company’s common stock in the Company’s previously announced and recently closed underwritten public offering.
The Company made certain representations, warranties and covenants in the Purchase Agreement concerning the Company and the sale of the Non-Voting Common Stock and agreed to reimburse GTCR for certain expenses. The Purchase Agreement also provided GTCR with certain rights, for so long as GTCR holds on a fully diluted basis at least five percent of the Company’s outstanding common stock, to designate and replace in its sole discretion one individual affiliated with GTCR (the “Observer Representative”) who shall have the right to (i) attend all meetings of the Company’s Board of Directors (and any committee thereof) and (ii) receive copies of all notices, minutes, consents, board packets and other materials that the Company provides generally to all members of the Board of Directors (and any committee thereof). The right to designate and replace the Observer Representative is in addition to GTCR’s previously existing right to designate and appoint a board representative to serve on the Company’s board of directors, or a board observer, as applicable.
Pursuant to the terms of the Purchase Agreement, the Company also agreed to register under the Securities Act of 1933, as amended (the “Securities Act”) the resale of the shares of common stock of the Company issuable upon conversion of the Non-Voting Common Stock issued to GTCR as well as the shares of common stock purchased by GTCR in the Company’s public offering.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.
ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES
The information set forth in Item 1.01 is hereby incorporated by reference in its entirety into this Item 3.02. The shares of the Non-Voting Common Stock were offered and sold by the Company in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act. The shares of Non-Voting Common Stock sold to GTCR are convertible into shares of the Company’s common stock on an one-to-one basis and subject to the conversion terms of the Non-voting Common Stock, as described under the caption “Description of the Non-Voting Common Stock” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 4, 2009, which description is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit	Description

10.1	Stock Purchase Agreement dated November 2, 2009

99.1	Press release dated November 2, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.
Dated: November 4, 2009	By:	/s/ Christopher J. Zinski
Christopher J. Zinski
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit	Description

10.1	Stock Purchase Agreement dated November 2, 2009

99.1	Press release dated November 2, 2009